HANSEN, BARNETT & MAXWELL

A Professional Corporation

  CERTIFIED PUBLIC ACCOUNTANTS

5 Triad Center, Suite 750

Salt Lake City, UT 84180-1128

Phone: (801) 532-2200

Fax: (801) 532-7944

www.hbmcpas.com

February 8, 2007

Securities & Exchange Commission

Washington D.C. 20549

Ladies and Gentlemen:

We have read the statements included under Item 4.01, Changes in Registrant’s Certifying Accountant, in the Form 8-K dated February 8, 2007, of Patriot Investment Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements therein insofar as they relate to our firm.

Sincerely,

/s/ Hansen, Barnett & Maxwell

HANSEN, BARNETT & MAXWELL